UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                        Date of Report: January 22, 1998

                             FLAMINGO CAPITAL, INC.
             (Exact name of registrant as specified in its charter)

       Nevada                  033-55254-25           870438636
State or other Jurisdiction   Commission File       (IRS Employer
of Incorporation                 Number)             Identification
                                                         Number)

          3098 S Highland Drive, Suite 460, Salt Lake City, Utah 84106
                    (Address of principal executive offices)


        Registrant's telephone number including area code: (801) 485-7775

                    INFORMATION TO BE INCLUDED IN THE REPORT

Preliminary Statement

     The Company is filing this report as a preliminary measure primarily to
inform shareholders of the change in control that has occurred.   The
disclosure made in Item 2 is preliminary and additional information is required to complete and to clarify the this disclosure. Also financial information in the form required for filing is not available at this time and will be supplied by amendment.

     It is therefore recommended that potential investors wait to make any purchase of securities until the final amendment of this report is filed.

Item 1.   Change in Control of Registrant.

     On January 16, 1998, Flamingo Capital, Inc. (the "Company") entered into an agreement (the "Acquisition Agreement") with all of the shareholders of VisionCorp, Inc., ("VisionCorp") a Delaware corporation, to acquire all of the outstanding shares of common stock of Vision, so that VisionCorp would become a wholly owned subsidiary of the Company. The consideration for the purchase was the issuance of ten million shares of the company's common stock in exchange for all of the outstanding shares of VisionCorp.

     Since the Company issued ten million shares of its common stock in the transaction to VisionCorp shareholders, the holders of all of the common stock of VisionCorp became control shareholders in the Company.

     The names and addresses of the persons who presently own the ten million shares issued by the Company is as follows:

Name and Address                        Number of Shares

ShireTalk Investments, Inc.
C/O S.V. Palazzolo
Suite 1710
444 Madison Avenue
New York, New York 10023                 5,000,000

Globe Chain Limited
Omar Hodge Building
Wickham Cay 1
PO Box 362
Road Town, Tortola
British Virgin Islandss                  5,000,000

     A brief description of the purchase appears in Item 2 below.

     The terms of the Acquisition Agreement between the Company and VisionCorp requires that the present officers and directors of the Company resign and appoint as directors three persons designated by VisionCorp. Upon such action, it is anticipated that the following new directors will be appointed to serve the balance of the terms of present management:

     Martin Wotton, Age 36, is presently a director of Greatlands Group of Companies Ltd., Brisbane, Australia, where his principal responsibility is investments and venture capital. He has held this position since 1996. From 1995 to 1996, Mr. Wotton was associated with the stock brokerage firm of Burdett, Buckeridge & Young, Ltd., Sydney, Australia. From 1990-1995 Mr. Wotton was associated with the stock brokerage firm of McKinley Wilson and Co. Ltd., Sydney, Australia.

     Thomas deRacz Dempsey, Age 55. For the last five years, Mr. Dempsey has been owner of Dempsey & Company, Tappan, New York, which is engaged in the business of financial consulting.

     B. Bruce Freitag Age 67. Mr. Freitag has been a practicing attorney for 38 years in area of securities and business law. He is formerly a director of Thor Energy Resources, Inc., an American Stock Exchange oil exploration company, Tyler, Texas, where he was chairman of the audit committee and a member of the compensation committee. Management of Thor recently repurchased all of the shares on the market and Thor became a privately-owned corporation. Mr. Freitag was also a member of the Board of Directors of Tucker Drilling Company, Inc., a contract oil drilling company, San Angelo, Texas. Tucker recently merged with Paterson Energy Corporation.

     Except as stated above, the Acquisition Agreement does not contain any agreement for the election or appointment of directors or officers of the Company; although, new management may wish to call upon the services of other qualified directors in the near future.

Item 2. Acquisition or Disposition of Assets.

     Pursuant to an agreement entered into with all of the stockholders of VisionCorp, Inc., a Delaware corporation, on January 16, 1998, the Company acquired all of the issued and outstanding common stock of VisionCorp solely in exchange for ten million shares of its common stock. As a result of this transaction, VisionCorp became a wholly owned subsidiary of the Company.

     VisionCorp is at present a holding company whose principal business will be to foster, develop and manage companies in highly-technical businesses. VisionCorp also intends to become an operating company in the near future.

     At the present time, VisionCorp has acquired a 60% interest in Geophysical Technologies Limited ("Geophysical"), an Australian company, which developed and owns imaging technology for detection of metallic and non-metallic objects under the ground. Geophysical has been operating for 18 years.

     The principal markets in which Geophysical operates are: (1) detection of anti-personnel landmines; (2) detection and removal of unexploded ordnance; and
(3) aerial and land based exploration and mapping of precious metals deposits.

     Geophysical believes that the landmine detection and removal business is a $33 billion market and that the average cost of detecting and removal of a landmine is approximately $1,000 per mine. In the opinion of Geophysical, it has one of the most sensitive technologies for this purpose.

     The Company believes that the business of Geophysical is at a most opportune moment because the United Nations and the Red Cross each have new initiatives to rid the world of landmines.

     Geophysical's technology has been developed over the last 15 years and has won the United States Department of Defense's annual Jefferson Airbase UXO detection trials (the world standard) for small ordnance detection over the past three years.

     Additionally, Geophysical has been operating within the Australian mineral exploration market over the past eighteen years and the unexploded ordnance industry worldwide (U.S.A. and Europe) since 1986, the technology has recently been developed and enhanced further for the detection of anti-personnel landmines.

     Geophysical's mapping technology can also be used from a plane or helicopter and hence can rapidly and inexpensively map out mineral deposits over a large area with substantial accuracy.

     Geophysical has a formal alliance with Lockheed Martin whereby Geophysical will be subcontracted for UXO detection on all Lockheed Martin clearance contracts.

     VisionCorp is required to pay $35,000 per month to Geophysical until June, 1998 when it must pay $1,156,000, the balance due for the purchase of its interest in Geophysical. VisionCorp has paid the first installment of $35,000 and believes it has a commitment for the balance due to be paid in June. All funds paid to the Company will be applied for the acquisition of its businesses.

     While VisionCorp believes it has the necessary funding to conclude the acquisition of a 60% interest in Geophysical, there are always uncertainties in raising funds for new businesses and therefore, no assurances are given that when needed the funds necessary to complete the purchase will be available.

     VisionCorp also owns a 100% interest in Greatlands Water Works Ltd. ("Greatlands"), which in turn holds an option to acquire a worldwide license for manufacturing and distributing of a proprietary water treatment material which absorbs toxic contaminants from water. Greatlands considers this product, known as the "Kaolin Amorphous Derivative" (or "KAD"), to be an extremely efficient and high capacity absorbent to remove contaminants from water. KAD is inexpensive to make and safe to use. This material can be regenerated after use and made available to be used again, which makes KAD an attractive alternative because of the large reduction in operating costs KAD can provide.

     The KAD technology is presently owned by the University of Queensland, Queensland, Australia. The Greatlands option to acquire an interest in the technology from the University of Queensland will apply to the following industries: (1) waste water treatment; (2) drinking water treatment; (3) boiler water treatment; and (4) cooling water treatment. These elements make up the majority of the $300 billion a year water treatment industry.

     KAD is presently licensed to a company in Australia which is not related to VisionCorp or the Company and which is engaged in the business of mine site remediation in Australia for the treatment of mine site contamination in Australia. Greatlands will not, therefore, be licensed in this industry.

     The water treatment industry is predicted to grow substantially over the next few years as developed countries continue to reduce discharge limits and developing countries begin to enforce environmental standards.

     VisionCorp's ownership of Greatlands will require an initial payment of $135,000 to maintain the option for exercise into the full license rights. The full license will not be granted until an excess of $1,700,000 has been provided by Greatlands for the development of KAD for specific application to the above mentioned industries. Upon attaining full licensing rights, the University of Queensland will be granted a 40% interest in Greatlands, which means that the University of Queensland will have a residual interest in the technology of 40% after acquisition by Greatlands. Initial development is currently being undertaken for removal of metals from town and city water reserves and for the removal of ammonia from fertilizer.

     As stated above, VisionCorp's interest in the businesses described above requires substantial payment of funds, the receipt of which cannot be assured. There are more specific details to these requirements in the form of written agreements between the parties which are not presently available and which will be filed as an amendment to this Form 8-K shortly.

     On a proforma basis, without audit the following financial information is offered with respect to Geophysical's operations:

                       Geophysical Technologies, Limited
                       Consolidated Financial Information
                  (unaudited pro forma financial information)

             For the period of six months ended June 30, 1997(1)(2)

Current Assets        $  135,000
Long Term Assets       1,360,000 (3)
Current Liabilities      645,000
Long Term Liabilities     22,000
Total Shareholder's
Equity                $  830,000

Total Revenues        $1,000,000
Total Operating
Expenses                 855,000
Net Income (loss)        135,000
__________________
(1) Unaudited and Internally Prepared
(2) All figures are rounded
(3) Contains a substantial valuation for the technology of Geophysical.

     Since the information in this report is preliminary only, it is recommended that all potential investments in the Company or its securities be postponed until a final amendment to this report is made and filed.



                                        SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FLAMINGO CAPITAL, INC.


                                        By_____________________


Date: January   , 1998